Exhibit 10.2


                             DISTRIBUTION AGREEMENT

THIS DISTRIBUTION AGREEMENT is made and entered into as of February 7, 2002, between TRAVLANG, INC., a Delaware corporation ("TRVL"), TRAVLANG.COM, INC., a Florida corporation to be known as TL Global, Inc. ("TL").

                                 R E C I T A L S

         WHEREAS, TRVL has an agreement to acquire Sec2Wireless, Inc. ("Sec2"); and

         WHEREAS, the Board of Directors of TRVL has deemed it appropriate and desirable to:

(a) separate and divide the existing businesses of TRVL so that (i) the Travlang.com business and the ownership of certain equity securities will be owned and conducted directly or indirectly by TL, and (ii) the Sec2 business will be retained and conducted directly or indirectly by TRVL, which will be renamed Sec2Wireless, Inc. immediately following the Distribution (as hereinafter defined); and

(b) distribute, after such separation and division, as a dividend to the holders of shares of common stock, par value $.01 per share, of TRVL (the "TRVL Common Stock"), all of the then-outstanding shares of common stock, par value $.01 per share, of TL (the "TL Common Stock"), and

         WHEREAS, each of TRVL and TL has determined that it is necessary and desirable to set forth the principal corporate transactions required to effect such separation, division and Distribution and to set forth agreements that will govern certain other matters before and after the Distribution.

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         Section 1.01. General. As used in this Agreement, the following terms have the following meanings:

         "Action" means any action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority or any arbitration tribunal.

         "Affiliate" means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

         "Agent" means Continental Stock Transfer & Trust Company, or such other trust company or bank designated by TRVL, who shall act as agent for the holders of TRVL Common Stock in connection with the Distribution.

         "Agreement Date" means the date set forth in the first paragraph of this Agreement.

         "Assets" means assets, properties and rights (including goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person, including:

                  (i) all accounting and other books, records and files;

                  (ii) all apparatus, computers and other electronic data processing equipment, fixtures, machinery, equipment, capital and other spares, furniture, office equipment, automobiles, trucks and other transportation equipment, special and general tools, test devices, prototypes and models and other tangible personal property;

                  (iii) all inventories of materials, parts, raw materials, supplies, work- in-process, consigned goods, finished goods, packaging and all products and product samples;

                  (iv) all buildings and other improvements to real property;

                  (v) all interests in any capital stock or other equity interests of any Subsidiary or any other Person, all bonds, notes, debentures or other securities issued by any Subsidiary or any other Person, all loans, advances or other extensions of credit or capital contributions to any Subsidiary or any other Person and all other investments in securities of any Person;

                  (vi) all license agreements, leases of personal property, open purchase orders for raw materials, supplies, parts or services, unfilled orders for the manufacture and sale of products, other sales or purchase agreements, Distribution arrangements, and other contracts, agreements or commitments;

                  (vii) all technical information, data, research and development information, engineering drawings, operating and maintenance manuals, and materials and analyses prepared by consultants and other third parties;

                  (viii) all Intellectual Property;

                  (ix) all cost information, sales and pricing data, customer prospect lists, supplier records, customer and supplier lists, customer and vendor data, correspondence and lists, product literature, artwork, design, development and manufacturing files, vendor and customer drawings, formulations and specifications, quality records and reports and other books, records, studies, surveys, reports, plans and documents;

                  (x) all prepaid expenses, trade accounts and other accounts and notes receivables;

                  (xi) all rights under contracts, agreements, warranties or guarantees, all claims or rights or judgments against any Person, all rights in connection with any bids or offers and all claims, choses in action, rights of recovery and rights of set-off or similar rights, whether accrued or contingent, and refunds and deposits;

                  (xv) all licenses, permits, approvals and authorizations which have been issued by any Governmental Authority;

                  (xvi) advertising and marketing materials and other printed or written materials;

                  (xvii) employee contracts, including any rights thereunder to restrict an employee or former employee from competing in certain respects and personnel and medical files and records; and

                  (xviii) Cash and Cash Equivalents, bank accounts, lock boxes and other deposit arrangements.

         "Assignee" has the meaning ascribed to such term in Section 2.04(b).

         "Books and Records" means all books, records, manuals, agreements and other materials (in any form or medium), including all mortgages, licenses, indentures, contracts, financial data, customer lists, marketing materials and studies, advertising materials, price lists, correspondence, distribution lists, supplier lists, production data, sales and promotional materials and records, purchasing materials and records, personnel records, manufacturing and quality control records and procedures, blue prints, research and development files, records, data and laboratory books, accounts records, sales order files, litigation files, computer files, microfiche, tape recordings and photographs.

         "Cash and Cash Equivalents" has the meaning ascribed to such term under GAAP.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commission" means the Securities and Exchange Commission.

         "Consent" means any approval, consent or waiver required to be obtained from any Governmental Authority or other third party for the consummation of a specified transaction, including any option, right of first refusal or other similar right of a third party triggered by a specified transaction.

         "Corporate Reorganization Transactions" means, collectively, each of the Distribution, transfers, conveyances, contributions, assignments and other transactions which are intended to separate and divide the existing businesses of TRVL so that,

                  (i) the TL Assets, TL Liabilities and TL Business shall be owned or held, directly or indirectly, by TL; and

                  (ii) the Sec2 Business, Assets and Liabilities of TRVL that remain after giving effect to the Distribution, will be owned by TRVL.

         "DGCL" means the Delaware General Corporation Law, as amended.

         "Disputing Party" has the meaning ascribed to such term in Section 9.03(a).

         "Distribution Date" means the date determined by the Board of Directors of TRVL as of which the Distribution shall be effected.

         "Distribution Record Date" means March 13, 2002.

         "Effective Time" means 11:59 p.m. Florida time on the Distribution
Date.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "GAAP" means United States generally accepted accounting principles and practices, as in effect on the date of this Agreement, as promulgated by the Financial Accounting Standards Board and its predecessors.

         "Governmental Authority" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

         "Intellectual Property" means the intellectual property rights owned, licensed to or otherwise held throughout the world by any person, including, without limitation, all of the rights, title and interests in the following:

                  (i) all United States and foreign patents, patent applications (including any continuations, continuation-in-part and divisionals), patent applications under preparation, invention disclosures and invention disclosures under preparation;

                  (ii) all United States and foreign registered and unregistered copyrights and mask works, including applications and applications under preparation therefor;

                  (iii) all United States and foreign registered and unregistered trademarks, trade names, trade dress, service marks, services names, artwork, logos and other marks, including applications and applications under preparation therefor;

                  (iv) all trade secrets, know-how, ideas, concepts, discoveries, improvements, processes, procedures, methods, recipes, formulae, data and specifications;

                  (v) all computer programs and other software (in executable or source code format), including operating software, applications, networks software, firmware, middleware, design software, design tools, test and diagnostic software and systems configurations; and

                  (vi) all documentation, schematics, drawings, designs, manuals, reports, records, instructions, studies, surveys, plans, books or other written materials (whether in hard copy or magnetic form) relating to or including any of the (i) through (v) above.

         "Law" means all laws, statutes, ordinances, regulations, rules, orders and regulations of any Governmental Authority.

         "Liabilities" means any and all debts, liabilities, obligations, responsibilities, charges, claims, actions, injuries, losses, damages (whether compensatory, punitive or treble), fines, penalties and sanctions, absolute or contingent, matured or unmatured, liquidated or unliquidated, foreseen or unforeseen, joint, several or individual, asserted or unasserted, accrued or unaccrued, known or unknown, whenever arising, including those arising under or in connection with any Law (including any Environmental Law), Action, threatened Action, order or consent decree of any Governmental Authority or any award of any arbitrator, and those arising under any contract, guarantee, commitment or undertaking, whether sought to be imposed by a Governmental Authority, private party or party to this Agreement, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, or otherwise, and including any costs, expenses, interest, attorneys' fees, disbursements and expenses of counsel, experts' and consultants' fees and costs related thereto or to investigating, preparing for or defending or settling any of the foregoing.

         "Notice" has the meaning ascribed to such term in Section 7.05.

         "Person" means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or other entity or any Governmental Authority.

         "Registration Statement" means the Registration Statement on Form SB-2 to be filed by TL with the Commission pursuant to the requirements of the Securities Act and the rules and regulations thereunder in order to register the TL Common Stock under the Securities Act, including any amendments thereto.

         "Representative" means, with respect to any Person, any of such Person's directors, officers, employees, agents, consultants, advisors, accountants, attorneys and representatives.

         "Sec2 Acquisition" means the acquisition of all of the outstanding capital stock of Sec2Wireless Inc. by TRVL pursuant to a Stock Purchase Agreement dated January 21, 2002.

         "Sec2 Assets" means, collectively, all the Assets that are owned or held by Sec2 or any Sec2 Subsidiary as of the Effective Time, including:

                  (i) the capital stock of, or other ownership interests in, the Sec2 Subsidiaries;

                  (ii) all the Assets that are owned or held by Sec2 or any Sec2 Subsidiary as of the Effective Time; and

                  (iii) all the Assets acquired by TRVL or any of its Subsidiaries after the date of the Sec2 Acquisition which are owned or held by Sec2 or any of its Subsidiaries.

         "Sec2 Business" means the business that, after giving effect to the Corporate Reorganization Transactions and the Distribution is conducted by TRVL, which will primarily be the business of Sec2 prior to the Sec 2 Acquisition.

         "Sec2 Liabilities" means, collectively, all the Liabilities of Sec2 and its Subsidiaries after giving effect to the Corporate Reorganization Transactions and the Distribution., including:

                  (i) all the Liabilities of Sec2 on the Sec2 Acquisition date; and

                  (ii) all the Liabilities of Sec2 arising or assumed after the date of the Sec2 Acquisition.

         "Sec2 Records" has the meaning ascribed to such term in Section
6.01(c).

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Liabilities" means any Liabilities whatsoever that are assessed, imposed, awarded against, incurred or accrued by a Person arising out of, relating to or resulting from, in whole or in part, any Action, any potential or threatened Action or any Third Party Claim (or any potential or threatened Third Party Claim) by any Governmental Authority or any other Person that is based on any violations or alleged violations of the Securities Act, Exchange Act, any of the rules or regulations of the Commission promulgated under the Securities Act or Exchange Act, or any other securities or other similar Law, or on any alleged breach of duty by a Person in causing, permitting or failing to prevent any such violation or alleged violation.

         "Security Interest" means any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of- way, covenant, condition, easement, encroachment, restriction on transfer, or other encumbrance of any nature whatsoever.

         "Subsidiary" means, with respect to any Person:

                  (i) any corporation of which at least a majority in interest of the outstanding voting stock (having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of a contingency) is at the time, directly or indirectly, owned or controlled by such Person or by such Person and one or more of its Subsidiaries.

         "Third Party Claim" has the meaning ascribed to such term in Section 7.07(a).

         "TL Assets" means, collectively, all the Assets that are owned or held by TL or any TL Subsidiary as of the Effective Time, including:

                  (i) the capital stock of, or other ownership interests in, the TL Subsidiaries;

                  (ii) all the Assets relating to the Travlang.com business;

                  (iii) ownership of the TargitInteractive and other equity securities owned by TRVL prior to the Sec2 Acquisition.

         "TL Business" means the business that, after giving effect to the Corporate Reorganization Transactions and the Distribution, is conducted by TL or the TL Subsidiaries.

         "TL Liabilities" means, collectively, all of the Liabilities of TL and the TL Subsidiaries after giving effect to the Corporate Reorganization Transactions and the Distribution, including:

                  (i) all the Liabilities included on the TL financial statements in excess of $2,000 on the date of the Sec2 Acquisition;

                  (ii) all the Liabilities of TL arising or assumed after the date of the Sec2 Acquisition that relate to the TL Business; and

                  (iii) all the Liabilities expressly assumed or retained by TL under this Agreement or the Corporate Reorganization Transactions; and

                  (iv) all Liabilities to persons employed by TRVL or its Subsidiaries on or before the Sec2 Acquisition date, the services of whom were primarily dedicated to the TL Business

         "TL Claim" has the meaning ascribed to such term in Section 8.01(c).

         "TL Common Shares" means the shares of TL Common Stock owned by TRVL immediately before the Distribution.

         "TL Common Stock" has the meaning ascribed to such term in the recitals to this Agreement.

         "Distribution" means the distribution, on the Distribution Date, as a dividend by TRVL to the TRVL Holders of the TL Common Shares on the basis provided in Section 3.02.


         "TL Records" has the meaning ascribed to such term in Section 6.01(a).

         "Transaction Expenditures" means all cash costs, expenses or other expenditures incurred before or after the date hereof in connection with the preparation, execution and delivery of this Agreement and the effectuation of the Corporate Reorganization Transactions and the Distribution, including the items listed on Schedule 1.03, but excluding (i) taxes, and Liabilities and expenditures related to the discretionary restructuring of a business.

         "TRVL Common Stock" has the meaning ascribed to such term in the recitals to this Agreement.

         "TRVL Holders" means the holders of record of TRVL Common Stock as of the Distribution Record Date.

         Section 1.02. References; Interpretation. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. The words "include," "includes" and "including" when used in this Agreement shall be deemed to be followed by the phrase "without limitation." Unless the context otherwise requires, references in this Agreement to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement. Unless the context otherwise requires, the words "hereof," "hereby" and "herein" and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement.

                                  ARTICLE II
                         PRE-DISTRIBUTION TRANSACTIONS;
                               CERTAIN COVENANTS

         Section 2.01. Corporate Reorganization Transactions; Dispositions.

                  (a) Corporate Reorganization. On or before the Distribution Date (but in all events before the Distribution), each of TRVL and TL shall, take such action or actions as is necessary or appropriate to cause, effect and consummate the Corporate Reorganization Transactions in with the ratio of one share of TL Common Stock for each share of TRVL Common Stock. Notwithstanding the foregoing, each of TRVL and TL agrees that before the Distribution, one or more of the Corporate Reorganization Transactions may be amended, modified, supplemented or eliminated by the parties in any manner determined by TRVL in their mutual agreement to be necessary or appropriate; provided, however, that no Corporate Reorganization Transaction may be amended, modified, supplemented or eliminated unless it would not be materially adverse to the TRVL stockholders.

         Section 2.02. Conveyance of Assets. Except as otherwise expressly provided in this Agreement, on or before the Record Date, TRVL shall transfer or cause to be transferred to TL all of TRVL's right, title and interest in the Global Assets.

         Section 2.03. Transfer and Assignment of Certain Agreements.

                  (a) Transfers. Without limiting the generality of Section 2.02 and except as otherwise expressly provided in this Agreement, on or before the Record Date, TRVL shall (and, if applicable, shall cause any other Person over which it has direct or indirect control to), assign, transfer and convey to TL all its (or such other Person's) right, title and interest in and to the TL Business. TL shall assume and agree to pay, perform and fully discharge all obligations of the assignor under such agreement (whether such obligations arose or were incurred before, on or after the Distribution Date and irrespective of whether such obligations have been asserted as of the Distribution Date) or, in the case of a partial assignment, such Assignee's portion of such obligations.

         Section 2.04. Assumption and Satisfaction of Liabilities. Except as otherwise expressly provided in this Agreement prior to the Effective Time, TL shall assume, pay, perform and discharge all TL Liabilities in accordance with their terms, when determinable, and otherwise in accordance with the practice of the parties before the Distribution;

         Section 2.05. Stock Issuance; Dividends. On or before the Distribution Date (but in all events before the Distribution), TL shall take all necessary actions so that on the Distribution Date, the number of shares of TL Common Stock outstanding and held by TRVL is equal to the number of shares of TL Common Stock to be outstanding on the Distribution Record Date.

         Section 2.06. Charters; By-laws. On or before the Distribution Date, each of TRVL and TL shall take all necessary actions so that as of the Effective Time the Certificate of Incorporation and By-laws of TL will be substantially in the forms filed as exhibits to TL's Registration Statement at the time it becomes effective.

         Section 2.07. Directors, Officers and Employees. On or before the Distribution Date each of TRVL and TL shall take all necessary actions so that as of the Effective Time the directors and executive officers of TL will be as set forth in the Registration Statement.

         Section 2.08. Operations in Ordinary Course. Except as otherwise expressly provided in this Agreement, between the Agreement Date and the Effective Time, each of TRVL and TL shall conduct its business in a manner substantially consistent with current and past operating practices and in the ordinary course, including with respect to the payment and administration of accounts payable and the collection and administration of accounts receivable, the purchase of capital assets and equipment and the management of inventories.

                                   ARTICLE III
                                THE DISTRIBUTION

         Section 3.01. Record Date and Distribution Date. Subject to the satisfaction or, if applicable, waiver of the conditions set forth in Section 4.01, the Board of Directors of TRVL shall establish the Distribution Record Date and the Distribution Date and any appropriate procedures in connection with the Distribution.

         Section 3.02. The Distribution.

                  (a) On or before the Distribution Date, TRVL shall:

                           (i) deliver to the Agent the certificates
                  representing the TL Common Shares, endorsed by TRVL in blank, for the benefit of the TRVL Holders; and

                           (ii) instruct the Agent to distribute, on or as soon
                  as practicable after the Distribution Date, to the TRVL Holders, one share of TL Common Stock for each ten shares of TRVL Common Stock.

                  (b) Duties and Responsibilities of TL. All shares of TL Common Stock issued in the Distribution shall be duly authorized, validly issued, fully paid and nonassessable and free of any preemptive (or similar) rights. As soon as practicable after the Distribution Date, certificates for shares of TL Common Stock shall be mailed by the Agent to the TRVL Holders, unless the Agent uses a book entry system of stock record keeping, in which event no certificates for shares of TL Common Stock will be used unless a stockholder so requests. If certificates are used, TL shall provide, or cause to be provided, to the Agent sufficient certificates representing TL Common Stock in such denominations as the Agent may request in order to effect the Distribution.

                  (c) Unclaimed Stock or Cash. Any shares of TL Common Stock or any dividends or Distribution, if any, with respect to TL Common Stock that remain unclaimed 180 days after the Distribution Date shall be returned to TL subject in each case to applicable escheat or other abandoned property Laws.

                                   ARTICLE IV
                         CONDITIONS TO THE DISTRIBUTION

         Section 4.01. Conditions Precedent to the Distribution. The obligations of the parties to consummate the Distribution are subject to the satisfaction or waiver as determined by TRVL in its sole discretion (except as provided in Section 4.02 below), of each of the following conditions:

                  (a) Effective Date of Registration Statement. The Registration Statement shall have been declared effective by order of the Commission and no stop order shall have been entered, and no proceeding for that purpose shall have been initiated or threatened by the Commission with respect thereto.

                  (b) Pre-Distribution Transactions. Each of the transactions and other matters contemplated by Article II (including each of the Distribution, transfers, conveyances, contributions, assignments or other transactions included in, or otherwise necessary to consummate, the Corporate Reorganization Transactions) shall have been consummated in all material respects.

                  (c) Covenants. The covenants contained in Article V of this Agreement that are required to be performed on or before the Distribution Date shall have been fully performed.

                  (d) No Prohibitions. No temporary, preliminary or permanent injunction or other order, decree or ruling issued by a Governmental Authority and no statute, rule, regulation or executive order promulgated or enacted by any Governmental Authority shall be in effect materially restricting, preventing or prohibiting the consummation of the Distribution.

                                   ARTICLE V
                                   COVENANTS

         Section 5.1. Further Assurances; Consents. In addition to the actions otherwise expressly provided in this Agreement, each party shall use its commercially reasonable efforts to (a) execute and deliver, or cause to be executed and delivered, such instruments and documents and take, or cause to be taken, such further or other actions as any other party may reasonably request to effectuate the purposes of this Agreement and carry out the terms hereof, and
(b) take or cause to be taken all actions, and to do, or cause to be done, all things reasonably necessary or appropriate under applicable Laws, agreements or otherwise to consummate and make effective the transactions contemplated by this Agreement, including using its commercially reasonable efforts to obtain any Consents, to enter into amendatory agreements and to make any filings and applications necessary or appropriate in order to consummate the transactions contemplated by this Agreement.

         Section 5.02. No Representations or Warranties.

                  (a) General. Each party understands and agrees that, no party is, in this Agreement or otherwise, making any representation or warranty whatsoever, including representing or warranting in any way as to the Assets, businesses or Liabilities retained, transferred or assumed as contemplated by this Agreement, as to the value or freedom from Security Interests, or any other matter concerning any Assets or

         Liabilities of such party, or as to the absence of any defenses or right of set- off or freedom from counterclaim with respect to any claim or other Asset, including any account receivable or any Liability of any party, or as to the legal sufficiency of any assignment, document or instrument delivered under this Agreement to convey title to any Asset or any other thing of value upon the execution, delivery and filing thereof.

         Section 5.03. Receipts after the Distribution Date. From and after the Distribution Date each party shall promptly transfer to the appropriate other party, any property it receives that is an Asset of such other party.

         Section 5.04. Post-Distribution Audits. TL and TRVL shall cooperate in the preparation of audited financial statements for the next fiscal year. If necessary, each party also shall use its reasonable efforts to cause the work papers of the auditors in respect of its business to be made available to the other party.

                                   ARTICLE VI
                     ACCESS TO INFORMATION; CONFIDENTIALITY

         Section 6.01. Provision, Transfer and Delivery of Applicable Corporate Records. Each of TRVL and TL shall as soon as practicable after the Distribution Date transport (at TL's expense) to TL the Books and Records in its possession that relate primarily to the TL Business or are necessary to operate the TL Business (collectively, the "TL Records").

         Section 6.02. Retention of Records. Except when a longer period is required by Law or is expressly provided for in this Agreement, or the retention policy of TRVL as of the date of this Agreement, each party shall (and shall cause the members of its Group to) retain, for a period of at least seven years after the Distribution Date, all material information (including all material Books and Records) relating to such Group and its operations before the Distribution Date. Notwithstanding the foregoing, when retention of information is no longer required by Law or expressly provided for in another Section of this Agreement or any Ancillary Agreement, any party may offer in writing to deliver to the other parties all or a portion of such information that relates to members of the offering party's Group and, if such offer is accepted in writing within 90 days after receipt thereof, the offering party shall promptly deliver such information (or copies thereof) to each accepting party (at the expense of the accepting party). If such offer is not so accepted, the offered information may be destroyed or otherwise disposed of by the offering party at any time after expiration of such 90-day period.

                                  ARTICLE VII
                                 MISCELLANEOUS

         Section 7.01. Complete Agreement; Construction. This Agreement shall constitute the entire agreement among the parties with respect to the subject matter hereof and shall supersede all prior agreements, negotiations, commitments and writings with respect to such subject matter.

         Section 7.03. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one and the same Agreement.

         Section 7.04. Responsibility for Expenses.

                  (a) Transaction Expenditures. Except as otherwise expressly provided in this Agreement, all Transaction Expenditures shall be charged to and paid by TL.

                  (b) Expenses Incurred or Accrued after the Distribution Date. Except as otherwise set forth in this Agreement or any Ancillary Agreement, each party shall bear its own costs and expenses incurred in connection with the transactions contemplated by this Agreement.

         Section 7.05. Notices. All notices, consents, requests, waivers, claims or other communications (each a "Notice") required or permitted under this Agreement shall be in writing and shall be sufficiently given or made (a) if hand delivered or sent by telecopy (with delivery confirmed by voice or otherwise), (b) if sent by nationally recognized overnight courier, or (c) if sent by registered or certified mail, postage prepaid, return receipt requested, and in each case addressed as follows:

     If to TRVL, at:
     c/o Asaf Dor, Adv
     4 Kifman St. Tel Aviv, Israel
     Telecopy:  972-3-5167141

     If to TL, at:
     7000 W. Palmetto Park Road, Suite 501
     Boca Raton, Florida 33433
     Attn:  Howard Brummer
     Telecopy:  (561) 620-9208

     with a copy to:

     Sachs, Sax & Klein, P.A.
     301 Yamato Road
     Boca Raton, Florida 33432
     Attn:  Michael D. Karsch, Esq.
     Telecopy:  (561) 994-4985

or such other address as shall be furnished by any of the parties in a Notice. Any Notice shall be deemed to have been duly given or made when the Notice is received.

         Section 7.06. Waivers. The failure of any party to require strict performance by any other party of any provision in or rights or remedies with respect to this Agreement shall not waive or diminish that party's right to demand strict performance thereafter of that or any other provision hereof or right or remedy.

         Section 7.07. Amendments. This Agreement may be amended or supplemented, or its provisions waived only by an agreement in writing signed by each of the parties.

         Section 7.08. Assignment.

                  (a) No party to this Agreement shall (i) consolidate with or merge into any Person or permit any Person to consolidate with or merge into such party (other than a merger or consolidation in which the party is the surviving or continuing corporation), or (ii) sell, assign, transfer, lease or otherwise dispose of, in one transaction or a series of related transactions, all or substantially all of its Assets, unless the resulting, surviving or transferee Person expressly assumes, by instrument in form and substance reasonably satisfactory to the other parties, all of the obligations of the party under this Agreement.

                  (b) Except as expressly provided in paragraph (a) above, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable, directly or indirectly, by any party without the prior written consent of the other parties, and any attempt to so assign without such consent shall be void.

         Section 7.09. Successors and Assigns. Subject to Section 7.08, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the successors and permitted assigns of the parties.

         Section 7.10. Termination. This Agreement may be terminated and the Distribution may be abandoned at any time before the Distribution by mutual agreement of TRVL and TL. In the event of such termination, no party shall have any Liability of any kind to any other party.

         Section 7.11. Third Party Beneficiaries. This Agreement is solely for the benefit of the parties and their respective successors and permitted assigns, and should not be deemed to confer upon third parties any remedy, claim, liability, right of reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.

         Section 7.12. Governing Law. This Agreement, the Ancillary Agreements and any other agreements entered into in connection with the transactions contemplated hereby shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware without regard to the principles of conflicts of Laws thereunder. Notwithstanding the foregoing, the Federal Arbitration Act, 9 U.S.C. (S)(S)1-15, shall govern the arbitrability of Agreement Disputes.

         Section 7.13. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined to be invalid, void or unenforceable in any respect, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid, void or unenforceable, shall remain in full force and effect and in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.

         Section 7.14. Titles and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         Section 7.15. Consent to Jurisdiction. Each party hereby submits to the exclusive jurisdiction of the courts of Palm Beach County of the State of Florida and the Federal courts of the United States of America located in Florida in respect of the transactions contemplated by this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the transactions contemplated by this Agreement, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the Agreement may not be enforced in or by such courts or that its property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                 TRAVLANG, INC.


                                 By      /s/ Howard Brummer
                                 Name:   Howard Brummer
                                 Title:  President


                                 TL GLOBAL, INC.


                                 By      /s/ Howard Brummer
                                 Name:   Howard Brummer
                                 Title:  President